EXHIBIT 23-a





                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated November 25, 1997, included in this Form 10-K, and incorporated by reference into the Company's previously filed Registration Statements, File Nos. 2-83584, 33-22654, 33-40356, 33-40357, 33-52635, 33-52637, 33-58407, 33-58409,
33-59445, 333-02133, 333-04481, 333-07309, 333-15283, 333-25311, 333,25241,
333-25569, 333-25623, 333-32023, 333-37419 and 333-37619.



ARTHUR ANDERSEN LLP



Minneapolis, Minnesota
January 16, 1998